Exhibit 10.7.3

                                        COUNTRYWIDE CREDIT INDUSTRIES, INC.
     DEFERRED COMPENSATION PLAN AMENDED AND RESTATED EFFECTIVE MARCH 1, 2000

                                        Originally Effective August 1, 1993

                                   Amended and Restated Effective March 1, 2000

                                                 Copyright (C) 1997
                                       By Compensation Resource Group, Inc.

                                                All Rights Reserved


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


                                                      Page 35
                                                TABLE OF CONTENTS
                                                                                                           Page

Purpose    ...................................................................................................1

ARTICLE 1            Definitions............................................................................  1

ARTICLE 2            Selection, Enrollment, Eligibility....................................................  10
         2.1         Selection by Committee................................................................  10
         2.2         Enrollment Requirements...............................................................  10
         2.3         Eligibility; Commencement of Participation............................................  10
         2.4         Termination of Participation and/or Deferrals.........................................  10

ARTICLE 3            Deferral Commitments/Crediting/Taxes..................................................  10
         3.1         Minimum Deferral......................................................................  10
         3.2         Maximum Deferral......................................................................  11
         3.3         Election to Defer; Effect of Election Form............................................  12
         3.4         Withholding of Annual Deferral Amounts................................................  12
         3.5         Annual Company Contribution Amount....................................................  12
         3.6         Stock Option Amount.................................................................... 13
         3.7         Investment of Trust Assets............................................................. 13
         3.8         Source of Stock........................................................................ 13
         3.9         Vesting................................................................................ 13
         3.10        Crediting/Debiting of Account Balances................................................. 13
         3.11        FICA, Withholding and Other Taxes...................................................... 16

ARTICLE 4            Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election............ 17
         4.1         Short-Term Payout...................................................................... 17
         4.2         One-Time Rollover Election............................................................. 17
         4.3         Other Benefits Take Precedence Over Short-Term Payout.................................. 17
         4.4         Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.................. 17
         4.5         Withdrawal Election.................................................................... 18

ARTICLE 5            Retirement Benefit..................................................................... 18
         5.1         Retirement Benefit..................................................................... 18
         5.2         Payment of Retirement Benefit.......................................................... 18
         5.3         Death Prior to Completion of Retirement Benefit........................................ 19

ARTICLE 6            Pre-Retirement Survivor Benefit........................................................ 19
         6.1         Pre-Retirement Survivor Benefit........................................................ 19
         6.2         Payment of Pre-Retirement Survivor Benefit............................................. 19

ARTICLE 7            Termination Benefit.................................................................... 20
         7.1         Termination Benefit.................................................................... 20
         7.2         Payment of Termination Benefit......................................................... 20

ARTICLE 8            Disability Waiver and Benefit.......................................................... 20
         8.1         Disability Waiver...................................................................... 20
         8.2         Continued Eligibility; Disability Benefit.............................................. 21

ARTICLE 9            Beneficiary Designation................................................................ 21
         9.1         Beneficiary............................................................................ 21
         9.2         Beneficiary Designation; Change; Spousal Consent....................................... 21
         9.3         Acknowledgment......................................................................... 21
         9.4         No Beneficiary Designation............................................................. 22
         9.5         Doubt as to Beneficiary................................................................ 22
         9.6         Discharge of Obligations............................................................... 22

ARTICLE 10           Leave of Absence....................................................................... 22
         10.1        Paid Leave of Absence.................................................................. 22
         10.2        Unpaid Leave of Absence................................................................ 22

ARTICLE 11           Termination, Amendment or Modification................................................. 22
         11.1        Termination............................................................................ 22
         11.2        Amendment.............................................................................. 23
         11.3        Effect of Payment.......................................................................24

ARTICLE 12           Administration......................................................................... 24
         12.1        Committee Duties....................................................................... 24
         12.2        Agents................................................................................. 24
         12.3        Binding Effect of Decisions............................................................ 24
         12.4        Indemnity of Committee................................................................. 24
         12.5        Employer Information................................................................... 24

ARTICLE 13           Other Benefits and Agreements.......................................................... 25
         13.1        Coordination with Other Benefits....................................................... 25
         13.2        Coordination with Other Benefit Plans.................................................. 25

ARTICLE 14           Claims Procedures...................................................................... 25
         14.1        Presentation of Claim.................................................................. 25
         14.2        Notification of Decision............................................................... 25
         14.3        Review of a Denied Claim............................................................... 26
         14.4        Decision on Review..................................................................... 26
         14.5        Legal Action........................................................................... 26

ARTICLE 15           Trust.................................................................................. 27
         15.1        Establishment of the Trust............................................................. 27
         15.2        Interrelationship of the Plan and the Trust............................................ 27
         15.3        Distributions From the Trust........................................................... 27
         15.4        Stock Transferred to the Trust......................................................... 27

ARTICLE 16           Miscellaneous.......................................................................... 27
         16.1        Status of Plan......................................................................... 27
         16.2        Unsecured General Creditor............................................................. 27
         16.3        Employer's Liability................................................................... 28
         16.4        Nonassignability....................................................................... 28
         16.5        Not a Contract of Employment........................................................... 28
         16.6        Furnishing Information................................................................. 28
         16.7        Terms.................................................................................. 28
         16.8        Captions............................................................................... 28
         16.9        Governing Law.......................................................................... 28
         16.10       Notice................................................................................. 29
         16.11       Successors............................................................................. 29
         16.12       Spouse's Interest...................................................................... 29
         16.13       Validity............................................................................... 29
         16.14       Incompetent............................................................................ 29
         16.15       Court Order............................................................................ 29
         16.16       Distribution in the Event of Taxation.................................................. 30
         16.17       Insurance.............................................................................. 30
         16.18       Legal Fees To Enforce Rights After Change in Control................................... 30

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                                           COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           DEFERRED COMPENSATION PLAN

                       Originally Effective August 1, 1993

                  Amended and Restated Effective March 1, 2000

                                     Purpose

         The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Countrywide Credit Industries, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1

                                   Definitions

         For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings: 1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the

         Employer equal to the sum of (i) the Deferral Account balance, (ii) the vested Company Contribution Account balance and (iii) the Stock Option Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, paid during any Plan Year, whether or not relating to services performed in such Plan Year, payable to a Participant as an Employee under any Employer's annual bonus and cash incentive plans, excluding stock options.

1.3 "Annual Company Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.4 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary and Annual Bonus that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.5 "Annual Stock Option Amount" shall mean, with respect to a Participant for any one Plan Year, the amount of Qualifying Gains deferred on Eligible Stock Option exercise in accordance with Section 3.6 of this Plan, calculated using the closing price of Stock as of the end of the business day closest to the date of such Eligible Stock Option exercise

1.6 "Base Annual Salary" shall mean the annual cash compensation relating to services performed during any Plan Year, whether or not paid in such Plan Year or included on the Federal Income Tax Form W-2 for such Plan Year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.7 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.8 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.9               "Board" shall mean the board of directors of the Company.
1.10 "Bonus Rate" shall mean, with respect to amounts deemed invested in the Moody's Bond Index Measurement Fund for a Plan Year, an interest rate, if any, determined by the Committee, in its sole discretion, which rate shall be determined and announced before the commencement of the Plan Year for which the rate applies. This rate may be zero for any Plan Year.

1.11 "Change in Control" shall mean the first to occur of any of the following events: (a) An acquisition (other than directly from Employer) of any common stock or other "Voting Securities" (as hereinafter defined) of Employer by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of Employer's common stock or the combined voting power of Employer's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisiton" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Agreement, (1) "Voting Securities" shall mean Employer's outstanding voting securities entitled to vote generally in the election of directors and (2) a "Non-Control Acquistion" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) Employer or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Employer (for purposes of this definition, a "Subsidiary"), (ii) Employer or any of its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

(b) The individuals who, as of September 13, 1996, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by Employer's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest') including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(c)               The consummation of:
(i) A merger, consolidation or reorganization involving Employer, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of Employer where:

(A) the stockholders of Employer, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation, in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the Board of Directors of such corporation; and

(C) no Person other than (i) Employer, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by Employer, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities or common stock of Employer, has Beneficial Ownership of twenty five (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock;

(ii)              A complete liquidation or dissolution of Employer; or

(iii) The sale or other disposition of all or substantially all of the assets of Employer to any Person (other than a transfer to a Subsidiary).

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by Employer which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by Employer, and after such share acquisition by Employer, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the ten outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur."

1.12              "Claimant" shall have the meaning set forth in Section 14.1.
1.13 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
1.14              "Committee" shall mean the committee described in Article 12.
1.15 "Company" shall mean Countrywide Credit Industries, Inc., a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.
1.16 "Company Contribution Account" shall mean (i) the sum of the Participant's Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Contribution Account.

1.17 "Company Stock Index  Measurement Fund" shall have the meaning set forth in
Section 3.10(c).
1.18 "Crediting Rate" shall mean, with respect to amounts deemed invested in the Moody's Bond Index Measurement Fund for a Plan Year, an interest rate, stated as an annual rate, determined and announced by the Committee before the Plan Year for which it is to be used, that is equal to the applicable "Moody's Rate." The Moody's Rate for a Plan Year shall be an interest rate, stated as an annual rate, that (i) is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Averages--Av. Corp." and (ii) is equal to the average corporate bond yield calculated for the month of December that immediately precedes the Plan Year for which the rate is to be used; provided, however, that, effective March 1, 2000, the Moody's Rate for a Plan Year shall be an interest rate, stated as an annual rate, that (i) is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Averages--Av. Corp." and (ii) is equal to the average corporate bond yield calculated for the month of October that immediately precedes the Plan Year for which the rate is to be used.

1.19 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.11 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.20 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.21 "Disability" shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.22 "Disability Benefit" shall mean the benefit set forth in Article 8.
1.23 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.24 "Eligible Employee" shall mean an employee whose base salary is at least $100,000 or such greater amount as may be determined by the Committee from time to time.
1.25 "Eligible Stock Option" shall mean, prior to July 27, 1997, one or more non-qualified stock option(s) selected by the Committee in its sole discretion.

1.26 "Employee" shall mean a person who is an employee of any Employer and who is compensated through the payroll system.
1.27 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have adopted the Plan by having one or more Employees participating in the Plan.

1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.29 "First Plan Year" shall mean the period beginning August 1, 1993 and ending February 28, 1994.
1.30 "Installment Method" shall mean, for installment payments of benefits in pay status on or before February 28, 2000, the Monthly Installment Method; and shall mean, for installment payments of benefits commencing pay status on or after March 1, 2000, the Variable Retirement Installment Method.

1.31 "Measurement Fund" shall have the meaning set forth in Section 3.10(c).
1.32 "Monthly Installment Method" shall be a monthly installment payment(s) over the number of months selected by the Participant in accordance with this Plan, calculated as follows:

(a) The portion of the Account Balance deemed invested in the Moody's Bond Index Measurement Fund (the "Moody's Fund Account Balance") shall have interest credited and compounded commencing on the first day of the month after a Participant terminates employment using a fixed interest rate that is determined by averaging the Preferred Rates for the current Plan year and the four (4) preceding Plan Years. If a participant has completed fewer than five (5) Plan Years, this average shall be determined using the Crediting Rate for the Plan Years during which the Participant participated in the Plan.
(b) The portion of the Account Balance deemed invested in the Company Stock Index Measurement Fund ("Stock Fund Account Balance") shall be calculated as of the close of business three business days prior to the last business day of the month. The monthly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of monthly payments due the Participant. By way of example, if the Participant elects a 120 month Monthly Installment Method, the first payment shall be 1/120 of the Stock Fund Account Balance, calculated as described in this definition. The following month, the payment shall be 1/119 of the Stock Fund Account Balance, calculated as described in this definition. Each monthly installment shall be paid on or as soon as practicable after the last business day of the applicable month; and
1.33 "Moody's Bond Index  Measurement  Fund" shall have the meaning set forth in
Section 3.10(c).
1.34 "Participant" shall mean any Eligible Employee: (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs an Election
         Form and a Beneficiary Designation Form, (iv) whose signed Election Form and Beneficiary Designation Form are accepted by the Committee,
         (v) who commences participation in the Plan, and (vi) whose Plan participation has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.35     "Plan"  shall  mean  the  Company's   Amended  and  Restated   Deferred
         Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time.

1.36 "Plan Year" shall, except for the First Plan Year, mean a period beginning March 1 of each calendar year and continuing through February 28 of such calendar year. Effective March 1, 2000, "Plan Year" shall mean a period beginning March 1, 2000 and continuing through December 31, 2000. Effective January 1, 2001, "Plan Year" shall mean a period beginning January 1 of each calendar year and continuing through December 31 of such calendar year.

1.37 "Preferred Rate" shall mean, for amounts deemed invested in the Moody's Bond Index Measurement Fund for a Plan Year, an interest rate that is the sum of the Crediting Rate and the Bonus Rate for that Plan Year.

1.38  "Pre-Retirement  Survivor  Benefit"  shall mean the  benefit  set forth in
Article 6.
1.39 "Qualifying Gain" shall mean the value accrued upon exercise of an Eligible Stock Option (i) using a Stock-for-Stock payment method and (ii) having an aggregate fair market value in excess of the total Stock purchase price necessary to exercise the option. In other words, the Qualifying Gain upon exercise of an Eligible Stock Option equals the total market value of the shares (or share equivalent units) acquired minus the total stock purchase price. For example, assume a Participant elects to defer the Qualifying Gain accrued upon exercise of an Eligible Stock Option to purchase 1000 shares of Stock at an exercise price of $20 per share, when Stock has a current fair market value of $25 per share. Using the Stock-for-Stock payment method, the Participant would deliver 800 shares of Stock (worth $20,000) to exercise the Eligible Stock Option and receive, in return, 800 shares of Stock plus a Qualifying Gain (in this case, in the form of an unfunded and unsecured promise to pay money or property in the future) equal to $5,000 (i.e., the current value of the remaining 200 shares of Stock).

1.40 "Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with eleven (11) Years of Service.

1.41 "Retirement Benefit" shall mean the benefit set forth in Article 5.
1.42 "Short-Term Payout" shall mean the payout set forth in Section 4.1.
1.43 "Stock" shall mean Countrywide Credit Industries, Inc. common stock, $0.05 par value, or any other equity securities of the Company designated by the Committee.
1.44 "Stock Option Account" shall mean the sum of (i) the Participant's Annual Stock Option Amounts, plus (ii) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant's Stock Option Account, less
         (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Stock Option Account.

1.45 "Stock Option Amount" shall mean, for any Eligible Stock Option, the amount of Qualifying Gains deferred in accordance with Section 3.7 of this Plan, calculated using the average of the high and low price of Stock as of the business day closest to the date of exercise of such Eligible Stock Option.

1.46 "Termination Benefit" shall mean the benefit set forth in Article 7.
1.47 "Termination of Employment" shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.48 "Trust" shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of August 1, 1993 between the Company and the trustee named therein, as amended from time to time.

1.49     "Unforeseeable   Financial   Emergency"  shall  mean  an  unanticipated
         emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.50 "Variable Retirement Installment Method" shall be an installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. One twelfth of each annual installment shall be paid on or as soon as practicable after the last business day of each month of the applicable year.

1.51 "Years of Plan Participation" shall mean the total number of full Plan Years a Participant has been a Participant in the Plan prior to his or her Termination of Employment (determined without regard to whether deferral  elections  have  been  made by the  Participant  for any Plan
         Year). Any partial year shall not be counted. Notwithstanding the previous sentence, a Participant's first Plan Year of participation shall be treated as a full Plan Year for purposes of this definition, even if it is only a partial Plan Year of participation. Notwithstanding any provision of this Plan that may be construed to the contrary, solely for purposes of Section 7.1 below, effective March 1, 2000, each Participant shall be deemed to have no less than five (5) Years of Plan Participation.

1.52 "Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.

                                    ARTICLE 2

                       Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with
         Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

                                    ARTICLE 3

                      Deferral Commitments/Crediting/Taxes

3.1               Minimum Deferrals.
-----------------------------------
         Base Annual Salary and Annual Bonus. Subject to Section 3.3 below, for each Plan Year, a Participant may elect to defer Base Annual Salary (to the extent it exceeds the amount stated in section 401(a)(17) of the Code) and Annual Bonus, provided that the amounts so elected for that Plan Year total, in the aggregate, at least $2,000. If no election is made, the amount deferred shall be zero.

(b) Short Plan Year. If a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Base Annual Salary deferral shall be an amount equal to $2,000, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

(c) Stock Option Amount. For each Eligible Stock Option, a Participant may elect to defer, as his or her Stock Option Amount, the following minimum percentage of Qualifying Gain with respect to exercise of the Eligible Stock Option:

Deferral Minimum
-------- ------- Qualifying Gain 10%
                  provided, however, that such Stock Option Amount shall be no less than the lesser of $20,000 or 100% of such Qualifying Gain.

3.2               Maximum Deferral

(a) Base Annual Salary and Annual Bonus. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary and Annual Bonus up to the following maximum percentages for each deferral elected:

                                                                                                     Maximum

                                                        Deferral                                     Amount
                                                        --------                                     ------
                                                  Base Annual Salary                                   50%


                                                   Annual Bonus                                     100%


(b) Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount, with respect to Base Annual Salary and Annual Bonus shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits an Election Form to the Committee for acceptance.

(c) For each Eligible Stock Option, a Participant may elect to defer, as his or her Stock Option Amount, Qualifying Gain up to the following maximum percentage with respect to exercise of the Eligible Stock Option:
Maximum Deferral Percentage
-------- ---------- Qualifying Gain 100%
(d) Stock Option Amounts may also be limited by other terms or conditions set forth in the stock option plan or agreement under which such options are granted.

3.3               Election to Defer; Effect of Election Form.
------------------------------------------------------------
(a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for
----------------------------------------
that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before (i) the end of the Plan Year preceding the Plan Year for which the election is made for deferral of Base Annual Salary, and (ii) the end of the calendar year preceding the Plan Year in which an Annual Bonus is payable, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year. (c) Stock Option Deferral. For an election to defer gain upon an Eligible Stock Option exercise to
----------------------------------------
be valid: (i) a separate Election Form must be completed and signed by the Participant with respect to the Eligible Stock Option; (ii) the Election Form must be timely delivered to the Committee and accepted by the Committee at least six (6) months prior to the date the Participant elects to exercise the Eligible Stock Option; provided, however, that, effective January 1, 1998, the Election Form must be timely delivered to the Committee and accepted by the Committee at least twelve (12) months prior to the date the Participant elects to exercise the Eligible Stock Option, or prior to the date the Participant becomes vested with respect to the Eligible Stock Option, whichever is later; (iii) the Eligible Stock Option must be exercised using an actual or phantom Stock-for-Stock payment method; and (iv) the Stock actually or constructively delivered by the Participant to exercise the Eligible Stock Option must have been owned by the Participant during the entire six (6) month period prior to its delivery.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant.

3.5 Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the first day of the Plan Year. Commencing with contributions made on or after March 1, 1999, a Participant shall vest in the Annual Company Contribution Amount at the same time he or she vests in the Countrywide Credit Industries, Inc. Supplemental Executive Retirement Plan Benefit.

3.6 Stock Option Amount. Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, Qualifying Gains attributable to an Eligible Stock Option exercise. Stock Option Amounts shall be credited/debited to the Participant on the books of the Employer at the time Stock would otherwise have been delivered to the Participant pursuant to the Eligible Stock Option exercise, but for the election to defer.

3.7 Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.8 Sources of Stock. If Stock is credited under the Plan in the Trust pursuant to Section 3.6 in connection with an Eligible Stock Option exercise, the shares so credited shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement.

3.9 Vesting. Except as provided in Section 7.1, a Participant shall at all times be 100% vested in his or her Deferral Account and Stock Option Account. A Participant shall vest in his or her Company Contribution Amount in accordance with Section 3.5 above.

3.10 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

(a) Election of Measurement Funds. Except as otherwise provided in Section 3.10(f) below, a -------------------------------------------------- Participant,
in  connection  with his or her initial  deferral  election in  accordance  with
Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.10(c) below) to be used to determine the additional amounts to be credited to his or her Account
Balance for the first business day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Except as otherwise provided in Section 3.10(f) below, commencing with the first business day that follows the Participant's commencement of participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(b) Proportionate Allocation. In making any election described in Section 3.10(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(c) Measurement Funds. Except as otherwise provided in Section 3.10(f) below, subject to the rules and procedures established by the Committee, the Participant may elect one or more of the following measurement funds (the "Measurement Funds"), for the purpose of crediting additional amounts to his or her Account
                  Balance:

(i) Moody's Bond Index Measurement Fund. Amounts deemed invested in the Moody's Bond Index Measurement Fund shall be credited with interest at the Preferred Rate until February 28, 2000, except as otherwise provided in this Plan, and, effective March 1, 2000, at the Crediting Rate, which rate shall be treated as the nominal rate for crediting interest on such amounts.

(ii)                                Company   Stock  Index   Measurement   Fund.
                                    Amounts deemed invested in the Company Stock
                                    Index Measurement Fund shall be credited or debited, based on the performance of the Company's Stock, as if 100% of such amounts had been invested in whole or fractional shares of Stock, with any dividends declared deemed reinvested in additional whole or fractional shares of Stock.

(iii)             PIMCO Total Return Fund.
-----------------------------------------
(iv)              BT Investment Equity 500 Index Fund.
-----------------------------------------------------
(v)               BT Advisor Small Cap Index.
--------------------------------------------
(vi)              Morgan Stanley (Van Kampen) International Magnum Fund.
-----------------------------------------------------------------------
                  As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. As necessary, the Committee may restrict the availability of any Measurement Fund to any Participant. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change.

(d) Crediting or Debiting Method. The performance of each elected Measurement Fund (either
-------------------------------------------------
positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant's ---------------------------------------------------------
Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any day were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, no later than the close of business on the first business day after the day on which such amounts are actually deferred from the Participant's Base Annual Salary and/or Annual Bonus through reductions in his or her payroll, at the closing price on such date; and
(iii) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such business day, no earlier than one business day prior to the distribution, at the closing price on such date. The Participant's Annual Company Contribution Amount shall be credited to his or her Company Contribution Account for purposes of this Section 3.10(d) as of the close of business on the business day selected by the Committee. The Participant's Annual Stock Option Amount(s) shall be credited to his or her Stock Option Account no later than the close of business on the first business day after the day on which the Eligible Stock Option was exercised or otherwise disposed of.
(e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted ---------------------------------------
to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual
                                                   -----  ---
investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company. (f) Special Rule for Company Contribution Account. Notwithstanding any provision of this Plan that may be construed to the contrary, the Participant's Company Contribution Account must be deemed invested in the Moody's Bond Index
Measurement Fund at all times prior to any distribution of benefits under Articles 4, 5, 6, 7 or 8.
3.11              FICA and Other Taxes.
--------------------------------------
(a) Annual  Deferral  Amounts.  For each
Plan    Year    in    which    an    Annual    Deferral    Amount    is    being
-------------------------------------------
withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary and Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount and/or on benefits due under any other nonqualified employee benefit plan(s) of the Employer. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.11.
(b) Company Contribution Amounts. When a participant becomes vested in a portion of his or her Company Contribution Account, the Participant's Employer(s) shall withhold from the Participant's Base Annual Salary and/or Annual Bonus that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's Company Contribution Account in order to comply with this Section 3.11.

(c) Annual Stock Option Amounts. For each Plan Year in which an Annual Stock Option Amount is being first withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus and Qualifying Gains that are not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Stock Option Amount. If necessary, the Committee may reduce the Annual Stock Option Amount in order to comply with this Section 3.11.

(d) Distributions. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, and/or in connection with any other nonqualified benefit plan(s) of the Employer, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

                                    ARTICLE 4

Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.10 above on that amount, determined at the time that the Short-Term Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a period beginning 1 day and ending 60 days after the first day of any Plan Year designated by the Participant that is at least five Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a five year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing March 1, 1997, the five year Short-Term Payout would become payable during a 60 day period commencing March 1, 2002.

4.2 One-Time Rollover Election. Notwithstanding Section 4.1, a Participant may make a one-time election to change a Short-Term Payout from the Plan with respect to an Annual Deferral Amount to a Retirement Payout; provided, that such election occur at least one year in advance of the first day of the Plan Year for which such Short-Term Payout is payable. By way of example, a Short-Term Payout that becomes payable during a 60-day period commencing March 1, 2002, may be changed to a Retirement Payout if the election to defer is made prior to March 1, 2001.

4.3 Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.4 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.4 shall not be subject to the Deduction Limitation.

4.5 Withdrawal Election. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                    ARTICLE 5

                               Retirement Benefit

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires or who attains "Rule of 105 Status" (as hereafter defined) shall receive as a Retirement Benefit his or her Account Balance provided that no payment shall be made to or in respect of any Participant prior to April 1, 1999, on account of attainment of Rule 105 of Status. For purposes of the Plan, a Participant attains Rule of 105 Status when while employed by an Employer the sum of his or her age and Years of Service equals 105.

5.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Installment Method of 60, 120 or 180 months. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee; provided that any Election Form must be submitted at least one year prior to the Participant's Retirement or attainment of Rule of 105 Status, as the case may be, and such Form is accepted by the Committee in its sole discretion; provided, further, that in the case of any Participant attaining Rule of 105 Status prior to April 1, 2000, such Election Form must be submitted prior to April 1, 1999, or if later, the date the Participant attains Rule of 105 Status, and shall be given effect the date that is one year after such Election Form is submitted and accepted by the Committee. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days following the earlier of (a) the date the Participant Retires, or (b) the date the Participant attains Rule of 105 Status, or, if later, one year following the date the Participant submits and the Committee accepts a revised Election Form as described above. Any payment made shall be subject to the Deduction Limitation.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                    ARTICLE 6

                         Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2 Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or pursuant to an Installment Method of 60, 120 or 180 months. The
         Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Despite the foregoing, if the Participant's Account Balance at the time of his or her death is less than $25,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or pursuant to an Installment Method of not more than 60 months. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 7

                               Termination Benefit

7.1 Termination Benefit. Subject to the Deduction Limitation and the following sentence, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance. Interest on amounts deemed invested in the Moody's Bond Index Measurement Fund shall be credited in the manner provided in Section 3.9, but using the applicable interest rate set forth in the following schedule, if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability:

Completion of Years of Plan Participation Applicable Rate Less than five years Crediting Rate Five or more years Preferred Rate until February 28, 2000; Crediting Rate effective March 1, 2000

7.2 Payment of Termination Benefit. If the Participant's Account Balance at the time of his or her Termination of Employment is less than $25,000, payment of his or her Termination Benefit shall be paid in a lump sum. If his or her Account Balance at such time is equal to or greater than that amount, the Committee, in its sole discretion, may cause the Termination Benefit to be paid in a lump sum or pursuant to an Installment Method over a period of time that does not exceed fifteen
         (15) years in duration. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the date of the Participant's Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

                                                     ARTICLE 8

                                           Disability Waiver and Benefit

8.1               Disability Waiver.
-----------------------------------
(a) Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a
------------------------------------
Disability shall be (i) excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary and Annual Bonus for the Plan Year during which the Participant first suffers a Disability and (ii) excused from fulfilling any unexercised Stock Option Amount commitments. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.
(b) Return to Work. If a Participant returns to employment with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount and Stock Option Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with
                  Section 3.3 above.

8.2 Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article
         5. The Disability Benefit shall be paid in a lump sum or, upon a Participant's request and in the Committee's sole discretion, installment payments over not more than 180 months. The lump sum payment shall be made, or installment payments shall commence, within 60 days of the Committee's exercise of its right to deem a Participant to have experienced a Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 9

                             Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective --------------------------------
until received and acknowledged in writing by the Committee or its designated agent.
9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative on behalf of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan participation shall terminate upon such full payment of benefits.

                                   ARTICLE 10

                                Leave of Absence

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 11

                     Termination, Amendment or Modification

11.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan participation of the affected Participants who are employed by that Employer shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to a Monthly Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to a Monthly Installment Method using fewer months (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule). The applicable interest rate to be used as the discount rate for determining such present value shall be the Crediting Rate for the Plan Year of termination.

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to a Monthly Installment Method using fewer months (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule, using the Crediting Rate as of the date of amendment or modification as the discount rate for calculating present value).

11.3     Effect of Payment.  The full payment of the  applicable  benefit  under
         Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan participation shall terminate.

                                   ARTICLE 12

                                 Administration

12.1 Committee Duties. This Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, (ii) interpret where necessary all provisions of this Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies in, the language of this Plan), and (iii) determine all factual matters as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2 Agents. In the administration of this Plan, the Committee, and the Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

12.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 13

                          Other Benefits and Agreements

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

13.2 Coordination with Other Benefit Plans. Any Participant who was a participant in the Countrywide Credit Industries, Inc. Deferred Compensation Plan For Key Management Employees prior to becoming a Participant in this Plan shall have the right to elect, upon the later of the date upon which he or she first becomes designated for participation in the Plan to transfer his or her Account balance in that plan to this Plan. This election shall be made in accordance with the rules and on the forms established from time to time by the Committee. If the election is made, the Participant's Account Balance under this Plan and any such transferred account balance shall become subject to the terms and conditions of this Plan. Upon completion of the transfer of his or her account balance under the other plan to this Plan, the Participant's participation in the other plan shall be terminated and he or she shall have no further interest in the Countrywide Credit Industries, Inc. Deferred Compensation Plan for Key Management Employees.

                                   ARTICLE 14

                                Claims Procedures

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable
-------------------------------------------
         time, and shall notify the Claimant in writing:
(a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i) the specific reason(s) for the denial of the claim, or any part of it;
(ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
(iv) an explanation of the claim review procedure set forth in Section 14.3 below.
14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

(a)               may review pertinent documents;
(b)               may submit written comments or other documents; and/or
(c) may request a hearing, which the Committee, in its sole discretion, may grant.
14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)               specific reasons for the decision;
(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(c)               such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 15

                                      Trust

15.1 Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts, Annual Stock Option Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

15.4 Stock Transferred to the Trust. Notwithstanding any other provision of this Plan or the Trust: (i) if Trust assets are distributed to a Participant in a distribution which reduces the Participant's Stock Option Account balance under this Plan, such distribution must be made in the form of Stock during every 6 month period beginning on the date an Eligible Stock Option of the Participant is exercised, to the extent of the Qualifying Gain deferred in accordance with Section 3.7 with respect to that Eligible Stock Option; and (ii) any Stock transferred to the Trust may not be otherwise distributed or disposed of by the Trustee until at least 6 months after the date such Stock is transferred to the Trust.

                                   ARTICLE 16

                                  Miscellaneous

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined
---------------------------------------
only by the Plan. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.
16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and --------------------------------
interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.
16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                            Administrative Committee DCP
                       Countrywide Credit Industries, Inc.

                                            4500 Park Granada
                                            Calabasas, California 91302
         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

16.16             Distribution in the Event of Taxation.
-------------------------------------------------------
(a) In General. If, for any reason, all or any portion of a Participant's benefits under this Plan
----------------------------
becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.
(b) Trust. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.
16.17 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

16.18 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF,  the Company has signed this Plan document as of __________,
____.
"Company" Countrywide Credit Industries, Inc., a Delaware
                                   corporation
By: __________________________________
Title: _______________________________


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